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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 30, 1998





                               MLC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)




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        Delaware                 0-28926                      54-1817218
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(State or other        (Commission File Number)    (I.R.S. Employer
 jurisdiction of                                       Identification No.)
  incorporation)
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              11150 Sunset Hills Road, Suite 110, Reston, VA 20190
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (703) 834-5710








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ITEM 5.  OTHER EVENTS

         Effective June 30, 1998, the Company amended its committed recourse line of credit with First Union National Bank, successor by merger to CoreStates Bank. Under the amendment the credit facility loan committment was increased from $25 million to $35 million and the inventory sub-limit was increased from $1 million to $5 million.

         Pursuant to the terms of an Agreement and Plan of Merger dated July 1, 1998 (the "Merger Agreement") by and among MLC Holdings, Inc. (the "Company"), MLC Network Solutions of Virginia, Inc. ("MLC Network Solutions") (a newly formed 100% owned subsidiary of the Company), PC Plus, Inc. ("PC Plus") and the stockholders of PC Plus the Company acquired PC Plus through a merger of PC Plus and MLC Network Solutions from the stockholders of PC Plus. The consideration for the transaction consisted of an aggregate of $7,245,673 (the "Merger Consideration") payable in the form of 50% cash and 263,478 shares of the Company's common stock. The purchase price was determined based on arms-length negotiation. PC Plus is a computer reseller and value added services provider headquartered in Reston, Virginia. PC Plus had revenues of approximately $38 million for its year ending March 31, 1998. PC Plus was founded in 1987 and has approximately 30 employees.

         In addition, founder, President and CEO of PC Plus, Nadim Achi, entered into a two year employment agreement with the Company renewable for one year terms. The employment agreement contains non-compete, non-solicitation and confidentiality provisions. Under the employment agreement, Mr. Achi is entitled to a base salary of $150,000, discretionary bonus and stock options to purchase 10,000 shares of Common Stock.

         There was no affiliation or relationship between the Company, its affiliates, officers or directors or associates of such persons and PC Plus or any of its officers, directors or stockholders prior to the execution of the Merger Agreement on the Closing Date.

         The above descriptions of the agreements entered into by the Company and PC Plus relating to the acquisition are not complete. Reference is made to the Merger Agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a); (b) Financial Statements; Pro Forma Financial Information.

                  Not applicable.

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                           (c)      Exhibits

         The following exhibits are filed herewith:

              2.3 Agreement and Plan of Merger dated July 1, 1998, by and among MLC Holdings, Inc., MLC Network Solutions of Virginia, Inc., PC Plus, Inc., and the Stockholders of PC Plus, Inc.

10.27    Employment Agreement between the Company and Nadim Achi

10.28 Escrow Agreement between the Company, Crestar Bank and Nadim Achi as representative of the PC Plus, Inc. shareholders dated July 1, 1998.

10.29 Amendment No. 3 dated June 30, 1998 to Credit Agreement dated June 5, 1997 between MLC Group, Inc. and First Union National Bank, successor to CoreStates Bank, N.A.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                              MLC Holdings, Inc.
                                                                 (Registrant)



Dated: July ____, 1997                    By:________________________________
                                                      Phillip G. Norton
                                            Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX

         The following exhibits are filed as part of this report:



         Exhibit No.        Item

              2.3 Agreement  and Plan of Merger dated July 1, 1998, by and among
                  MLC Holdings, Inc., MLC Network Solutions of Virginia, Inc., PC Plus, Inc., and the Stockholders of PC Plus, Inc.

10.27   Employment Agreement between the Company and Nadim Achi

10.28 Escrow Agreement between the Company, Crestar Bank and Nadim Achi as representative of the PC Plus, Inc. shareholders dated July 1, 1998

10.29 Amendment No. 3 dated June 30, 1998 to Credit Agreement dated June 5, successor to 1997 between MLC Group, Inc. and First Union National Bank, CoreStates Bank, N.A.

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